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                                                                    EXHIBIT 99.4



                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR PAST SERVICES RENDERED TO SIMON MARKETING, INC., the undersigned hereby assigns and transfers unto:


                              BRUCE R. BAILEY, ESQ.


25,000 shares of the Common Stock of Cyrk, Inc., a Delaware corporation (the "Company"), standing in the name of the undersigned on the books of the Company, represented by Certificate No(s). ____________ and do hereby irrevocably constitute and appoint the Company's Secretary, or his agent, as attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises.

Dated:
       -------------------------



                                            ALLAN I. BROWN

                                            By:
                                               --------------------------------
                                               Allan I. Brown